DELOITTE & TOUCHE LLP
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               Certified Public Accountants   Suite 2500
                                              100 Southeast Second Street
                                              Miami, Florida  33131-2135
                                              Telephone: (305) 358-4141
                                              Facsimile: (305) 372-3160
October 13, 1998

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

    We have read and agree with the comments in Item 4 of Form 8-K/A of Community Savings Bankshares, Inc. dated October 13, 1998.

Yours truly,


/s/Deloitte & Touche
DELOITTE & TOUCHE LLP